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                                 EXHIBIT NO. 9


                               OPINION OF COUNSEL
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
                                                      DRUEN, RATH & DIETRICH
                                                         ATTORNEYS AT LAW
                                                       ONE NATIONWIDE PLAZA
                                                       COLUMBUS, OHIO 43216

BRIAN M. BACON              RANDALL L. ORR                (614) 249-7617                     TELECOPIER
THOMAS E. BARNES            ROBERT M. PARSONS
ROGER A. CRAIG              THOMAS J. PRUNTE                                               (614) 248-2418
ELIZABETH A. DAVIN          JOSEPH P. RATH
THOMAS W. DIETRICH          ARLENE L. REILLY                                          WRITER'S DIRECT DIAL NUMBER
W. SIDNEY DRUEN             LUCINDA A. REYNOLDS
CAROL E. DUNN               SANDRA L. RICH
JEANNE A. GRIFFIN           DANIEL R. RUPP
LEROY JOHNSTON III          STEVEN R. SAVINI
MARK B. KOOGLER             ANNE DANZA SAXON
WALTER R. LEAHY             W. JOSEPH SCHLEPPI
GEORGE K. MACKLIN           DAVID E. SIMAITIS
RANDALL W. MAY              KENT N. SIMMONS
M. LINDA MAZZITTI           LEE A. THORNBURY
REGINALD C. MOMAH           PHILIP W. WHITAKER
SANDRA L. NEELY             DAVID L. WHITE
PETER J. OESTERLING*

Practice Limited to Nationwide Insurance Companies and their associated companies

*Practice Limited to Pennsylvania
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November 21, 1995

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

To the Company:

We have prepared the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Individual Deferred Variable Annuity Contracts to be sold by Nationwide Life Insurance Company ("Nationwide") and to be issued and administered through the Nationwide Variable Account. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

  1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

  2. The Nationwide Variable Account has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

  3. The issuance and sale of the Individual Deferred Variable Annuity Contracts have been duly authorized by Nationwide. When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the contracts will
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Nationwide Life Insurance Company
November 21, 1995
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   be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

Very truly yours,


/s/ DRUEN, RATH & DIETRICH
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DRUEN, RATH & DIETRICH